Power of Attorney

Know all by these presents that the undersigned hereby constitutes and appoints each of Amy M. Sanders, Jamie A. Beggs, Kristen A. Gajewski, Robert K. James,
Ari M. Friedman, Samuel V. Huryn, and Anne Stetz, signing singly, the
undersigned's true and lawful attorney-in-fact to: 1.	Prepare, execute in the
undersigned's name and on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") all forms and schedules, including Form ID, necessary to complete the timely enrollment of the undersigned in the SEC?s Electronic Data Gathering, Analysis, and Retrieval
(?EDGAR Next?) system, and any and all amendments thereto; and 2.	Do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such form or schedule
and the timely filing of such form or schedule with the SEC; and 3.	Do and
perform any and all acts required as an account administrator of the undersigned?s EDGAR Next account including, but not limited to, managing the undersigned?s EDGAR Next account, as well as performing yearly acknowledgements
and token management; and 4.	Execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director of Avient Corporation
(the "Corporation"), Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder; and 5.	Do and perform
any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such
form with the SEC and any stock exchange or similar authority; and 6.	Take any
other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibility to comply with Section 16 of the Securities
Exchange Act of 1934. 	This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of August, 2025. /s/ David N. Schneider